UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2007

GEOMET, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-52155	76-0662382
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

909 Fannin, Suite 1850

Houston, Texas 77010

(Address of Registrant’s Principal Executive Offices)

(713) 659-3855

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On January 26, 2007, GeoMet, Inc. issued a press release announcing 2006 year-end proved reserves, preliminary gas sales volumes for 2006, estimated gas sales volumes for 2007, the current capital expenditure budget for 2007, and the engagement of a financial advisor to evaluate and advise GeoMet as to strategic alternatives. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On January 26, 2007, GeoMet, Inc. announced certain information, including 2006 year-end proved reserves, preliminary 2006 gas sales volumes, the current capital expenditure budget for 2007, and the engagement of a financial advisor to evaluate and advise GeoMet as to strategic alternatives.

GeoMet’s 2006 year-end proved reserves, as estimated by DeGolyer and MacNaughton, an independent reservoir engineering firm, were approximately 325.7 Bcf, an increase of 24% from year-end 2005 proved reserves of 262.5 Bcf. The 2006 year-end proved reserves were 100% coalbed methane and 75% developed. The PV-10 was $526 million using gas prices of $5.63 per MMBtu at December 31, 2006. Proved reserves at year-end 2005 were calculated using gas prices of $9.52 per MMBtu. Approximately 59% of year-end 2006 proved reserves are in the Gurnee Field in Alabama and 40% in the Pond Creek Field in Virginia and West Virginia.

GeoMet’s preliminary average daily sales volumes for 2006 were 17.1 MMcf, a 36% increase over 2005.

As a result of the lowered sales volume estimates, uncertain natural gas price expectations and a desire to lower the reliance on borrowings to fund capital expenditures, GeoMet has reduced its 2007 capital expenditure budget to approximately $69 million which includes the drilling of approximately 92 development wells. Previously GeoMet had anticipated 2007 capital expenditures of approximately $100 million. The current 2007 capital expenditure budget includes approximately $57 million for development projects, $4 million for exploration and evaluation projects and $8 million for leasehold acquisition and other.

Approximately $34 million of the 2007 capital budget is allocated to drill, complete and equip 52 wells in the Gurnee Field in Alabama where the reduction in development drilling will take place and approximately $23 million to drill, complete and equip 40 wells in the Pond Creek Field in Virginia and West Virginia.

GeoMet also announced that it has engaged Merrill Lynch & Co. to advise it as to appropriate strategic opportunities or alternatives.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press release dated January 26, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GeoMet, Inc.

Date: January 30, 2007	By:	/s/ William C. Rankin
William C. Rankin
Executive Vice President, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated January 26, 2007